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                                                                      EXHIBIT 11

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post-Effective Amendment No. 84 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 19, 1997, relating to the financial statements and financial highlights appearing in the November 30, 1997 Annual Report to Shareholders of Sentinel Group Funds, Inc. which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY  10036

October 26, 1998